Exhibit 5

April 12, 2010

The Board of Directors

Columbia Banking System, Inc.

1301 “A” Street

Tacoma, Washington 98402-4200

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Columbia Banking System, Inc., a Washington corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to $225,000,000 in an aggregate offering price of: (1) shares of the Company’s common stock, no par value per share (the “Common Stock”); (2) one or more series of shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”); and (3) warrants to purchase shares of Common Stock and/or shares of Preferred Stock, or any combination of the foregoing (the “Warrants”, and collectively with the Common Stock and the Preferred Stock, the “Securities”). The Securities may be offered and sold from time to time as set forth in the prospectus (the “Prospectus”) which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the Prospectus after the Registration Statement becomes effective.

In connection with the Securities that will be registered and issued under the Registration Statement, we have examined: (1) the Registration Statement and related form of Prospectus; (2) the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (“Bylaws”) as in effect on the date hereof; (3) resolutions adopted by the board of directors of the Company relating to the authorization and approval of the registration of the Securities under the Registration Statement; and (4) such other documents, corporate records and instruments, and such laws and regulations, as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Securities will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of the Securities that may be issued from time to time, as well as any agreements entered into in connection therewith, will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Articles, the Bylaws and applicable Washington law, in a manner that does not violate any law, government or court-imposed order, restriction, agreement or instrument then binding on the Company (the “Authorizing Proceedings”).

Pier 70
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Tel 206.624.8300
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www.grahamdunn.com

Columbia Banking System, Inc.

April 12, 2010

In expressing the opinions set forth below, we have further assumed that prior to any issuance of Preferred Stock, such Preferred Stock shall be classified in accordance with the Articles and applicable Washington law and an appropriate designation shall be duly filed for recordation with the Secretary of State of the State of Washington.

In expressing the opinions set forth below, we have further assumed that the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each between the Company and a financial institution identified therein as a warrant agent (the “Warrant Agent”). To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we have assumed for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the terms of the Warrants and of their issuance will be consistent with the Warrant Agreement; that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Stock and the due execution, countersignature and delivery of certificates evidencing such Common Stock and assuming that, at the time of any offering or sale of such Common Stock or upon conversion or exercise of any other Security convertible into or exercisable for shares of Common Stock in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise, the Company shall have such number of shares of Common Stock as are included in such offering or sale or issuable upon such conversion or exercise authorized and available for issuance, the Common Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the board of directors of the Company authorizing their issuance, or upon the conversion or exercise of any Security convertible into or exercisable for such shares of Common Stock in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise, will be validly issued, fully paid and nonassessable.

2. Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Stock, and upon the classification of such Preferred Stock in accordance with applicable law and the filing of appropriate designations with the Secretary of State of the State of Washington and the due execution, countersignature and delivery of certificates evidencing the Preferred Stock, and assuming that at the time of any offering or sale of such Preferred Stock, the Company shall have such number of shares of Preferred Stock as are included in such offering or sale authorized and available for issuance, or upon conversion or exercise of any other Security convertible into or exercisable for shares of Preferred Stock, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise, the Preferred Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the board of directors of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

Columbia Banking System, Inc.

April 12, 2010

3. Upon completion of all Authorizing Proceedings relating to the Securities that are Warrants and the due execution, authentication and delivery of documents representing such Warrants and any related Warrant Agreements, and assuming that at the time of any offering or sale of such Warrants, the Company shall have such number of shares of Common Stock and/or shares of Preferred Stock as are issuable upon exercise of such Warrants authorized and available for issuance, the Warrants will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the board of directors of the Company authorizing their issuance, legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms.

To the extent our opinions relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, receivership and other laws of general application affecting the enforcement of creditors’ rights, (ii) general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States. The enforceability of the Warrants is limited by Washington court decisions that permit the admission of extrinsic evidence, both oral and written, to ascertain the intent of the parties to the Warrants regardless of the presence or absence of ambiguity in any of such instruments and regardless of a statement by the parties in such instruments that such instruments constitute an integrated expression of their agreement. See e.g., Berg v. Hudesman, 115 Wn.2d 657 (1990).

The opinions expressed herein are limited to the federal laws of the United States of America and Washington law, and we express no opinion with respect to the laws of any other jurisdiction.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of this firm’s name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

Graham & Dunn PC

/s/ Graham & Dunn PC